UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 10, 2003

AEROGEN, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-31913	33-0488580
(Commission File No.)	(IRS Employer Identification No.)

2071 Stierlin Court Mountain View, CA 94043
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 864-7300

Item 5.   Other Events.

On September 10, 2003, Aerogen, Inc., a Delaware corporation (the “Company”), closed the first round of a planned two-round convertible debt financing, which, when completed, will result in gross proceeds to Aerogen of between $1.45 million and $2.95 million from SF Capital Partners, Ltd. (the “Financing”). The first $950,000 of the investment has been made available to the Company immediately; the remaining investment of between $0.5 million and $2 million is anticipated to close upon receipt of approval by the stockholders of the Company at a meeting scheduled for October 30, 2003. The transaction agreements effecting the Financing are attached as Exhibits 10.13, 10.14 , 10.15 and 10.16 hereto.  A press release announcing the financing is attached as Exhibit 99.1 hereto.

Item 7.   Financial Statements and Exhibits.

(a)  Financial statement of business acquired. Not applicable.

(b)  Pro forma financial information. Not applicable.

(c)  Exhibits

Exhibit Number	Description
10.13	Loan and Securities Purchase, dated as of September 9, 2003, by and between the Company and SF Capital Partners, Ltd. (“SF Capital”).

10.14	Debenture, dated as of September 9, 2003, issued by the Company in favor of SF Capital.

10.15	Registration Rights Agreement, dated as of September 9, 2003, by and between the Company and SF Capital.

10.16	Warrant, dated as of September 9, 2003, issued by the Company in favor of SF Capital.

99.1	Press Release, dated September 11, 2003, entitled “Aerogen, Inc. Announces First Closing of Private Offering of Convertible Debentures and Warrants.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AEROGEN, INC.

Dated: October 7, 2003	By:	/s/	Robert S. Breuil
	Name:		Robert S. Breuil
	Title:	Chief Financial Officer and Vice President of Corporate Development

INDEX TO EXHIBITS

Exhibit Number	Description
10.13	Loan and Securities Purchase, dated as of September 9, 2003, by and between the Company and SF Capital Partners, Ltd. (“SF Capital”).

10.14	Debenture, dated as of September 9, 2003, issued by the Company in favor of SF Capital.

10.15	Registration Rights Agreement, dated as of September 9, 2003, by and between the Company and SF Capital.

10.16	Warrant, dated as of September 9, 2003, issued by the Company in favor of SF Capital.

99.1	Press Release, dated September 11, 2003, entitled “Aerogen, Inc. Announces First Closing of Private Offering of Convertible Debentures and Warrants.”